UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2012

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ROTECH HEALTHCARE INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-50940	03-0408870
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2600 Technology Drive, Suite 300, Orlando, Florida	32804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (407) 822-4600

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 10, 2012, Rotech Healthcare Inc. (the “Company”) borrowed against its revolving credit facility (the “Credit Facility”) in the amount of $10.0 million to strengthen the Company's cash position. The Company intends to use the borrowings, which have an interest rate of 7.25% per annum, for general corporate purposes, which may include upcoming interest payments, comprising $12.4 million of interest due on October 15, 2012 under the Company's 10.75% Senior Secured Notes due 2015 and $15.2 million of interest due on September 15, 2012 under its 10.5% Senior Second Lien Notes due 2018 (collectively, the “Notes”).

During the second quarter of 2012, the Company paid $10.0 million dollars in non-recurring payments, including a $6.5 million dollar voluntary refund to the United States government as a result of Medicare overpayments, $1.0 million in associated fees and $2.5 million for the mandatory redemption of preferred stock on June 26, 2012. The Company considers these payments non-recurring because it has not experienced similar charges within the prior two years and believes that the charges are not reasonably likely to recur within two years. As of the date of this report and based upon current conditions, the Company believes that cash generated from operations and cash balances will be sufficient to meet its working capital, capital expenditure and other cash needs, including interest payments, over the next twelve months.

The terms of the Credit Facility are set forth in Exhibit 10.1 and Exhibit 10.2 to the Company's current report on Form 8-K, filed on March 13, 2012, and are incorporated by reference herein.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This report contains certain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of section 21E of the Securities Exchange Act of 1934, as amended, and section 27A of the Securities Act of 1933, as amended. These forward-looking statements include all statements regarding the intent, belief or current expectations regarding matters discussed in this report and all statements which are not statements of historical fact. Words such as “expects,” “believes” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated or implied in this report. The forward-looking statements in this report include statements relating to the Company's expectations that it will have sufficient cash on hand to fund upcoming interest payments under the Notes; that the funds drawn under the Credit Facility will strengthen the Company's financial position; that the Company will have sufficient cash on hand to pay its operating expenses; and that the Company will generate sufficient cash from operations to repay the amount owed under the Credit Facility in 2013. Certain factors could cause actual conditions, events or results to differ materially from those described in the forward-looking statements contained in this report. These factors include the risk that the Company's EBITDA performance might degrade prior to repayment of amounts owed under the Credit Facility, leading to a violation of one or more of our covenants under the Credit Facility and resulting in a default thereunder; the Company's ability to continue to comply with other covenants under the Notes or the Credit Facility; potential decreases in Medicare Part B reimbursement rates; legislative or regulatory changes to Medicare or related programs; health care reform, including recently enacted legislation; adjustments in reimbursement rates set by the Centers for Medicare & Medicaid Services (CMS); the effects of the competitive bidding process under Medicare; and the accreditation of our operating locations and their compliance with government standards for coverage and payment. Additional matters that could also cause actual conditions, events or results to differ materially from those expressed in any forward-looking statements included in this report appear in the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2011 and our Forms 10-Q for the quarters ended March 31, 2012 and June 30, 2012, and under the heading “Certain Significant Risks and Uncertainties” in Note 8 of the Consolidated Financial Statements filed with our Annual Report on Form 10-K for the year ended December 31, 2011, as well as other factors described in our filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this report. We do not undertake any obligation to update or otherwise release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required under federal securities law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROTECH HEALTHCARE INC.

Dated: September 14, 2012	By:	/s/ Philip L. Carter
Philip L. Carter
President and Chief Executive Officer